EXHIBIT 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY.

PROMISSORY NOTE

US$[$35,000,000][$7,000,000][$3,000,000]	New York, New York
February __, 2006

FOR VALUE RECEIVED, the undersigned, DEVCON INTERNATIONAL CORP., a Florida corporation (the “Borrower”), HEREBY PROMISES TO PAY to [STEELHEADS INVESTMENT LTD.] [CASTLERIGG MASTER INVESTMENTS LTD.] [CS EQUITY II LLC](the “Lender”) (i) the principal sum of [THIRTY FIVE][SEVEN][THREE] MILLION UNITED STATES DOLLARS (US[$35,000,000][$7,000,000][$3,000,000]), and (ii) interest on the principal amount remaining unpaid hereunder from time to time outstanding, from the date hereof until paid in full, at a fixed rate equal to 8% per annum, in each case, payable on the earlier of the following dates (the “Maturity Date”): (x) the Additional Closing Deadline (as defined in that certain Securities Purchase Agreement, dated as of February 10, 2006, (the “Securities Purchase Agreement”), by and among the Borrower and the investors referred to therein (the “Buyers”)) and the date of the Additional Closing (as defined the Securities Purchase Agreement). This Note (including all Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Notes issued pursuant to the Securities Purchase Agreement (collectively, the “Notes” and such other Notes, the “Other Notes”).

Any amount of principal hereof that is not paid when due (whether upon demand, by acceleration or otherwise) shall bear interest from the day when due until such principal amount is paid in full, payable on demand, at a fixed rate equal to 18.0% per annum (the “Default Rate”). All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

Notwithstanding any other provision of this Note, interest paid or becoming due hereunder, or any document or instrument executed in connection herewith, shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States in immediately available funds to the Lender of by (i) wire transfer to the Lender at such account as the Lender shall designate or (ii) as a credit to the Additional Purchase Price (as defined in the Securities Purchase Agreement) of such Lender pursuant to the Securities Purchase Agreement or (iii) a combination of the foregoing.

If any amount payable hereunder shall be due on any Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

The Borrower may not prepay this Note, in whole or in part, prior to the Maturity Date without the written consent of the Lender.

The Borrower represents and warrants that this Note and each other instrument, agreement and other document delivered by the Borrower to the Lender in connection with this Note (the Note, together with all such other agreements, instruments and other documents, are hereinafter referred to individually as a “Document” and collectively as the “Documents”) constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

So long as this Note is outstanding, the Borrower shall not, and the Borrower shall not permit any of its Subsidiaries (as defined in the Securities Purchase Agreement) to, (a) directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Securities Purchase Agreement), other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness (as defined below); (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Borrower or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens (as defined below); and (c) without the prior written consent of the holders of a majority in principal amount outstanding of the Notes and Other Notes, issue any Common Stock, Common Stock Equivalents (as defined in the Securities Purchase Agreement) or other equity or equity-linked securities of the Borrower (other than the Preferred Shares (as defined in the Securities Purchase Agreement) and Warrants (as defined in the Securities Purchase Agreement) to the Buyers as contemplated thereby) and other than in connection with an Approved Share Plan (as defined in the form of certificate of designations of Series A Convertible Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit B thereto (the “Certificate of Designations”)).

The Borrower shall not, and the Borrower shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness or any Permitted Indebtedness (other than (i) in connection with the cancellation of the Don Smith Jr. Note (as defined on Schedule 3(s) to the Securities Purchase Agreement) in connection with partial payment of the purchase price to be received by the Company with respect to its sale of its Antigua operations to Mr. Smith, (ii) debt between the Company and its Subsidiaries and (iii) as expressly set forth on Schedule I) whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness so long as this Note or the Other Notes remain outstanding. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms, the Borrower shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Lender.

For the purpose of this Note, (x) “Permitted Indebtedness” means (A) the CapitalSource Credit Agreements (as defined in the Certificate of Designations) (the “Senior Facility”), including any amendment to increase the loans issued pursuant to the Senior Facility to an amount not to exceed $100 million, in the aggregate, (B) that certain Wachovia Line of Credit Agreement maturing on June 30, 2006 (the “Wachovia Facility”), (C) Indebtedness incurred by the Borrower that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Lender and approved by the Lender in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of six percent (6%) per annum, (D) Indebtedness secured by Permitted Liens, (E) Indebtedness to trade creditors incurred in the ordinary course of business, (F) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Borrower or its Subsidiary, as the case may be and (G) surety bonds arising in the ordinary course of business, and (y) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) any Lien incurred to secure the Senior Facility or the Wachovia Facility, (v) Liens securing the Borrower’s obligations under the Notes, (vi) Liens (A) upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Borrower’s business, not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (x) deposits and pledges of cash securing obligations on surety bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due and (xi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default (defined below).

If any of the following shall occur (each a “Event of Default”):

(a) the suspension from trading or failure of the Common Stock, $0.10 par value of the Borrower to be listed on an Eligible Market (as defined in the Warrant) for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(b) (1) the Borrower’s failure to pay to the Lender any amount of Principal, when and as due under this Note (including, without limitation, the Borrower’s failure to pay any redemption payments) or (2) the Borrower’s failure to pay to the Lender any other amounts when due hereunder, under any Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Lender is a party, if such failure continues for a period of at least five (5) Business Days;

(c) (1) any payment default or other default occurs under any Indebtedness of the Borrower or any of its Subsidiaries that results in a redemption of or acceleration prior to maturity of $250,000 or more of such Indebtedness in the aggregate, (2) any material default occurs under any Indebtedness of the Borrower or any of its Subsidiaries having an aggregate outstanding balance in excess of $250,000 and such default continues uncured for more than ten (10) Business Days, other than, in each case (1) and (2) above, a default with respect to any Other Notes , or (C) any “event of default” occurs under any Indebtedness;

(d) the Borrower or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Borrower or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Borrower or any of its Subsidiaries or (C) orders the liquidation of the Borrower or any of its Subsidiaries;

(f) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Borrower or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Borrower provides the Lender a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance or an indemnity and the Borrower will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(g) the Borrower breaches in any material respect any representation, warranty, covenant or other term or condition of any Transaction Document, after giving effect to any relevant grace or cure period but in no event more ten (10) consecutive Business Days;

(h) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes; or

(i) any provision of this Note shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny that the Borrower has any liability or obligation hereunder;

then, the Lender may (i) declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder.

The Borrower hereby indemnifies and holds harmless the Lender, each of its affiliates and correspondents and each of their respective directors, officers, employees, agents and advisors (each an “Indemnified Party”) from and against any and all actions, claims, damages, losses, liabilities, fines, penalties, costs and expenses of any kind (including, without limitation, counsel fees and disbursements in connection with any subpoena, investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto) which may be incurred by the Indemnified Party or which may be claimed against the Indemnified Party by any person by reason of or in connection with the execution, delivery or performance of this Note, or action taken or omitted to be taken by the Lender under, this Note, (but in no event by reason of or in connection with the execution, delivery or performance of the Securities Purchase Agreement or any transaction contemplated by (other than the execution, delivery and performance of this Note), or action taken or omitted to be taken by the Lender under the Securities Purchase Agreement), provided, however, that the Borrower shall not be liable for any portion of such damages, losses, liabilities, fines, penalties, costs and expenses resulting from any Indemnified Party’s gross negligence or willful misconduct. Nothing in this paragraph is intended to limit the Borrower’s obligations contained elsewhere in this Note. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this paragraph shall survive the payment in full of all obligations hereunder.

All notices or other communications provided for hereunder shall be made in accordance with Section 9(f) of the Securities Purchase Agreement.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Lender’s right to pursue actual and consequential damages for any failure by the Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Lender and shall not, except as expressly provided herein, be subject to any other obligation of the Borrower (or the performance thereof). The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

The Borrower hereby agrees to pay on demand all costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender’s rights, and the collection of all amounts due, hereunder.

This Note may not be amended except by an instrument in writing signed by the Lender and the Borrower. This Note shall be binding upon and inure to each benefit of the Lender and the Borrower and their respective successors and, if permitted, their assigns. The Borrower shall not delegate any of its obligations under this Note without the prior written consent of the Lender.

In the case of any assignment of this Note, Borrower shall maintain a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of the Note (and stated interest thereon) (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Any assignment or sale of all or part of such Registered Loan may be effected only by registration of such assignment or sale on the Register.

The Borrower acknowledges that the transaction of which this Note is a part is a commercial transaction and hereby waives its right to any notice and hearing as may be allowed by any state or federal law with respect to any prejudgment remedy which the Lender or its successors or assigns may use.

Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding principal amount of the Note.

The Borrower hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court. The Borrower and each Lender (by its acceptance hereof) mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

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This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

DEVCON INTERNATIONAL CORP.

By:
Name:
Title:

Address:

	Attention:	________________
	Telephone:	________________
	Telecopier:	________________